SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [X]   Definitive Additional Materials
     [ ]   Soliciting Material Under Rule 14a-12


                       LONE STAR STEAKHOUSE & SALOON, INC.
                (Name of Registrant as Specified in its Charter)

                                 GUY W. ADAMS

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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[ ]  Fee paid previously with preliminary materials.
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     paid previously. Identify the previous filing by registration statement
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     1)     Amount Previously Paid:
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     3)     Filing Party: Guy W. Adams
     4)     Date Filed: June 27, 2001



GUY ADAMS RECEIVES ENDORSEMENT FROM INSTITUTIONAL SHAREHOLDERS SERVICES IN HIS PROXY FIGHT WITH LONE STAR STEAKHOUSE



FOR INFORMATION CONTACT:                GUY W. ADAMS
                                        voteadams2001@yahoo.com


Los Angeles, California, June 27, 2001 - Guy W. Adams, running for election to the Board of Lone Star Steakhouse & Saloon (NASDAQ: "STAR"), announces the endorsement of his candidacy by Institutional Shareholder Services.

Institutional Shareholder Services (ISS) is the world's leading provider of proxy voting and corporate governance services, serving more than 700 clients world worldwide. ISS analysts research and recommend votes for 20,000 shareholder meetings each year.

After a careful evaluation of the Company, an interview with Management, and an in-depth personal interview with Mr. Adams, ISS endorsed Mr. Adams' candidacy by stating, "The critical issues for shareholders to consider are whether or not management is accountable to shareholders, whether or not management has taken the necessary steps to turn the company around, and whether or not Mr. Adams can be an influential factor in improving the company's overall performance. One cannot easily dismiss the fact that the company's operational performance was poor over the last five years and the company under-performed its peers over this period."

The ISS report entitled Proxy Analysis: Lone Star Steakhouse & Saloon went on to say, "Governance is an important issue in this contest and cannot be overlooked simply because management is attempting to turn the company around."

ISS concludes their Proxy Analysis by stating, "On balance, ISS believes that the board needs to be more accountable to shareholders and Mr. Adams may provide the necessary influence to facilitate this matter. ISS believes that shareholders should support the dissident nominee, Mr. Adams."

Mr. Adams states, "After carefully reviewing of all the issues related to this proxy contest, Institutional Shareholder Services has chosen to endorse my election to the Board of Lone Star Steakhouse. I am delighted to have received the endorsement from such a prestigious organization as ISS."

For further information email voteadams2001@yahoo.com or check the website www.adamscompany.net